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                                EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is executed as of August 1, 1998, by and between American National Financial, Inc. (ANFI), a California corporation and its successors (herein called the "Employer"), and Barbara A. Ferguson, an individual, residing at 4923 Coldbrook, Lakewood, CA (herein called the "Employee"). The effective date of this Agreement ("Effective Date") shall be August 1, 1998.

                                    WITNESSETH:

     WHEREAS, the Employer wishes to employ the Employee and the Employee wishes to be employed by the Employer; and

     WHEREAS, the Employee is willing to accept employment, perform such services and duties, and serve the Employer for the compensation hereinafter set forth during the term of this Agreement and the Employer is willing to pay such compensation during such term.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

     1) EMPLOYMENT TERM AND LOCATION OF EMPLOYMENT. Subject to the conditions hereinafter set forth, the Employer shall employ the Employee and the Employee shall remain in the employment of, and serve the Employer for a period of three (3) years commencing the Effective Date ("The Term"). Following the expiration of the Term, employment may continue on an "at will" basis. At the end of each year of this Agreement, the term of this Agreement shall automatically be extended for an additional one (1) year, unless ANFI or the Employee provide the other with written notice prior to the expiration of such year of their intent not to extend the term for an additional year; provided, however, that ANFI shall only be entitled to elect to not extend the term if ANFI or any of its subsidiaries fails to perform in accordance with the budgeted expectations for such entities in the year in which such extension relates. Such budgeted expectations shall be determined by the Board of Directors of ANFI in the exercise of reasonable discretion. Any notice to the Employee by ANFI not to extend the term shall set forth in reasonable detail the basis for the decision not to extend. The term of this Agreement, including any extensions thereof in accordance with this Section 1, shall hereinafter be referred to as the "Term."

     2) DUTIES. The Employee agrees that, during the specified period of his employment, he shall use his best efforts, skills, and abilities to:

           (a)   Act as Executive Vice President; and

           (b)   serve as a member of Employer's Board of Directors.



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     3)    DEVOTION OF TIME.  Employee agrees to devote his entire working time, which in no event shall be less than forty (40) hours per week, to the business and affairs of the Employer during the term of this Agreement.

     4) COMPENSATION DURING EMPLOYMENT. During the period of his employment under this Agreement, Employee's compensation and consideration for the performance of his services hereunder shall be as follows, all of which shall be paid or given by Employer:

           (a) BASE SALARY. Employee shall receive a base salary ("Base Salary") of $160,000 for each twelve (12) months of his employment with such Base Salary paid ratably each month over each twelve month period (after appropriate deductions for taxes, benefits and other customary items). Such base salary may be reviewed and increased at the discretion of the Chief Executive Officer.

            b) INCENTIVE COMPENSATION. Employee shall be entitled to receive Incentive Compensation in the sole discretion of Employer's Chief Executive Officer and in an amount to be set by Employer's Board of Directors in its sole discretion.

            c) The standard Company benefits enjoyed by the Company's other top executives.

            d) Company shall pay Employee's membership dues in a social and/or recreational club as deemed necessary and appropriate by Employee to maintain various business relationships on behalf of the Company; provided however, that the company shall not be obligated to pay for any of Employee's personal purchases and expenses at such clubs.

            e) Company shall provide medical and insurance coverage to employee and his dependants commencing on the date of the execution hereof and so long as this Agreement and all renewals of same are in force and effect.

            f) Supplemental disability insurance sufficient to provide two-thirds of pre-disability base salary as base salary has been defined in
     Section 4.

            g) Annual merit bonus based on Employee's performance during the preceding year will be determined by the Board of Directors of the Company.

           The Company shall deduct from all compensation payable under this Agreement to Employee any taxes or withholdings the Company is required to deduct pursuant to state and federal laws or by mutual agreement between the parties.

      5) VACATION, HOLIDAYS AND SICK TIME. Employees shall be entitled to paid vacation time for a period of time comparable to Employer's other executive employees and on terms comparable to Employer's other executive employees. Employees shall be entitled to the applicable number of paid sick days and holidays as determined by Employer for all employees of Employer.


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      6)   TERMINATION.  Termination of this Agreement shall occur upon the earlier of the following events.

            (a)  The expiration of the term of this Agreement;

            (b)  Mutual written consent of all Parties hereto;

            (c) FOR CAUSE. The company may terminate this Agreement immediately for cause upon written notice to the Employee, in which event the Company shall be obligated to pay the Employee that portion of the minimum base compensation set forth in Section 4 due him through the date of termination. Cause shall be limited to gross and willful neglect of duties or criminal or other illegal activities as determined by a court of competent jurisdiction.

            (d) WITHOUT CAUSE. Either party may terminate this Agreement immediately without cause by giving written notice to the other. If the Company terminates hereunder, it shall pay to the Employee an amount equal to the product of (A) the Employee's minimum base annual salary rate in effect as of the date of termination plus the total bonus paid or payable to the employee for the most recently ended calendar year, multiplied by
     (B) the greater of the number of years (including partial years) remaining in the term of employment hereunder or the number 2. Such payment to be made in a lump sum on or before the fifth day following the date of termination or as otherwise directed by Employee. The Company shall maintain in full force and effect, for the continued benefit of the Employee for the greater of the number of years (including partial years) remaining in the term of employment hereunder or the number 2, all employee benefit plans and programs in which the Employee was entitled to participate immediately prior to the date of termination provided that the Employee's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Employee's participation in any such plan or program is prohibited, the Company shall, at the Company's expense, arrange to provide the Employee with benefits substantially similar to those which the employee would otherwise have been entitled to receive under such plans and programs from which his continued participation is prohibited. If the Employee terminates hereunder, the Company shall be obligated to pay the Employee the minimum base compensation and a prorated minimum annual bonus as set forth in Sections 3 and 4 due him through the date of termination.

            (e) DISABILITY. If the Employee fails to perform his duties hereunder on account of illness or other incapacity for a period of nine
     (9) consecutive months, the Company shall have the right upon written notice to the Employee to terminate this Agreement without further obligation by paying Employee the minimum base salary without offset for the remainder of the term of this Agreement in a lump sum or as otherwise directed by Employee.

            (f) DEATH. If the Employee dies during the term of this Agreement, this Agreement shall terminate immediately, and the Employee's legal representatives shall be entitled to receive the base salary for the remainder of the term of this Agreement and the minimum annual bonus without offset prorated throughout the


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     date of termination in a lump sum or as otherwise directed by Employee's legal representative.

            (g) EFFECT OF TERMINATION. Termination for any cause shall not constitute a waiver of the Company's rights under this Agreement nor a release of employee from any obligation hereunder except his obligation to perform his day-to-day duties as an employee.

      7) COMPLETE AGREEMENT. This Agreement together with the Stock Option Agreement contain the entire agreement of the parties and, except as specifically referred to herein, all prior obligations, proposals and agreements relating to the subject matter hereof have been merged herein except as otherwise set forth in the Stock Option Agreement. This Agreement shall not be modified or amended except by agreement in writing duly executed by all the parties hereto.

      8) REPRESENTATIONS. Each party represents that neither the execution and delivery of this Agreement, nor the transactions and activities contemplated hereby, will violate any agreement or other arrangement by which such party is bound. Each party hereby acknowledges that he and the other parties have not made any warranties, representations or assurances with respect to the subject matter of this Agreement except as are contained herein, and that in the execution hereof and in creating this Agreement, he has made such legal or factual inquiries or determinations as he deems necessary or desirable and has relied thereon.

      9) HEADINGS. The article and section headings in no way define, limit, extend or interpret the scope of this Agreement or of any particular article or section hereof.

      10) ADDITIONAL DOCUMENTS. Each party hereto agrees to execute with acknowledgment or affidavit, if required, any and all other documents and writings which may be necessary or expedient to achieve the purpose of this Agreement.

      11) NUMBER AND GENDER. When the context in which the words used in this Agreement indicate that such is the intent, words in the singular number shall include the plural and vise versa. References to any gender shall include any other gender as may be applicable under the circumstances.

      12) SEVERABILITY. In the event that any provision of this Agreement shall be held invalid, illegal, or unenforceable, the same shall not affect in any respect whatsoever the validity of any other provisions of this Agreement.

      13)  BINDING ON SUCCESSORS.   The provisions of this Agreement subject
to the terms and conditions hereof, shall be binding upon and inure to the benefit of (i) Employer's successors and assigns, and (ii) Employee's heirs, executors, and administrators to the extent there are any obligations hereunder following Employee's death.

      14) GOVERNING LAW. This Agreement has been entered into in the State of California, and all questions with respect to the Agreement and the rights and liabilities of the parties hereto shall be governed by the laws of the State. Any action to enforce any rights or to pursue any claims under this Agreement and any related agreements shall be brought only in


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the Federal or State Courts in County of Orange, State of California and the
Parties hereto expressly and irrevocably consent to personal jurisdiction and venue in such courts.

      15)  TIME PERIOD.  Time is of the essence in this Agreement.

      16) RIGHTS AND REMEDIES ARE CUMULATIVE. The rights and remedies provided in this Agreement are cumulative, and the use of any one right or remedy by any party shall not preclude or waive such party's right to use any or all other remedies. Said rights and remedies are given in addition to any other rights which any party may have by laws, statute, ordinance, or otherwise.

      17) WAIVER. No consent or waiver, express or implied, by any party to or of any breach or default by the others in the performance of their obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other parties hereunder. Failure on the part of any party to complain of any act or failure to act of any of the other parties or to declare such other parties in default, irrespective of how long such failure to continues, shall not constitute a waiver by such party of his or its rights hereunder.

      18) COUNTERPARTS. This Agreement may be executed simultaneously or in one or more counterparts, all of which, together, shall constitute one and the same instrument.

      19) CORPORATE AUTHORITY. Each individual executing this Agreement on behalf of Employer represents and warrants that he is duly authorized to execute and deliver this Agreement on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-Laws of said corporation, and that this Agreement is binding upon Employer in accordance with its terms.

      20) NOTICE. Any approval, disapproval, demand or other notice which any party may desire to give to another party must be in writing and may be given by personal delivery, telecopy, air courier or by mailing the same by registered or certified mail, return receipt requested, to the party hereinafter set forth, or such other address as the parties may hereafter designate:

           TO EMPLOYEE:       Barbara A. Ferguson
                              4923 Coldbrook
                              Lakewood, CA  90713


           TO EMPLOYER:       American National Financial, Inc.
                              17911 Von Karman, Suite 240
                              Irvine, CA  92614

      21) LIFE INSURANCE. Employee shall be entitled to participate in any executive life insurance program and shall receive benefits in such program comparable to other employees of Employer at the same management level.


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      22)  JOINT PREPARATION.  All parties to this Agreement have been represented by competent counsel. This Agreement has been jointly prepared by the Parties, and any uncertainties or ambiguities existing in it shall not be interpreted against any of the Parties under the presumptions of California Civil Code Section 1654, but rather shall be interpreted according to the rules generally governing the interpretation of contracts.

Dated:
      -------------------------
                                        EMPLOYER

                                        AMERICAN NATIONAL FINANCIAL, INC.


                                        By:  /s/ Michael C. Lowther
                                             ----------------------------
                                             Michael C. Lowther
                                        Its: Chief Executive Officer


Dated:
      -------------------------

                                        EMPLOYEE


                                        By:  /s/ Barbara A. Ferguson
                                             ----------------------------
                                             Barbara A. Ferguson



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